EXHIBIT 99.1

Power REIT (AMEX: PW), December 2, 2011.

Power REIT and Pittsburgh and West Virginia Railroad complete re-incorporation and announce expansion of business plan

Power REIT is a real-estate investment trust (REIT) that is focused on the ownership, development and management of transportation and energy infrastructure related real-estate.  In most energy and transportation investments, real-estate is a significant component of the intrinsic value of the project.  Power REIT recognizes the inherent value of the real-estate within infrastructure projects by supporting investments in new infrastructure development and by working with owners of existing infrastructure to monetize and unlock embedded value.

Re-incorporation as Power REIT

Power REIT is the reincorporated, successor company to Pittsburgh & West Virginia Railroad (“PWVR”).  The reincorporation was effected through a reverse merger on December 1, 2011 between PWVR and Power REIT’s wholly-owned merger subsidiary.  PWVR survives the merger as a wholly-owned subsidiary of Power REIT and Power REIT assumes PWVR’s listing on the AMEX under the ticker “PW”.  Accordingly, each share of PWVR is converted into a share of Power REIT and the trading ticker symbol is unchanged.  After giving effect to the reincorporation merger, the number of Power REIT shares outstanding and the consolidated balance sheet and income statement of Power REIT are the same as PWVR’s prior to the reincorporation merger.   The purpose of the reincorporation merger was to update the structure to conform to current REIT practices including the eventual formation of an “Umbrella Partnership” (also known as an UPREIT), structure that will facilitate transactions as the company embarks on its expanded business plan.

Further information on the reincorporation merger and risk factors can be found on Power REIT’s Registration Statement filed on Form S-4/A with the Securities and Exchange Commission on November 30, 2011.

Expanded Business Plan

REITs own many mainstream real estate assets such as shopping centers, office buildings and apartments.  In addition, specialized REITs have emerged to focus on unique real-estate assets such as railroads, cell phone towers, data centers, timber properties and gas stations.  Power REIT is a specialized REIT focused primarily on transportation (e.g. its existing railroad) and energy infrastructure.  As successor to the country’s oldest infrastructure REIT, Power REIT is positioned to participate in build out, capitalization and long-term private ownership of U.S. infrastructure assets.

Power REIT believes infrastructure assets are critical to the nation’s economy and provide long-term, stable cash-flows.  The REIT structure is ideally suited to own and manage infrastructure assets, as they provide predictable cash-flows that often have a low correlation to underlying economy. In many cases infrastructure assets are supported by long term contracts with credit worthy counterparties. For example, Power REIT leases its existing railroad asset to Norfolk Southern Corporation pursuant to a 99-year lease.  Power REIT continues to explore transactions across various energy asset classes and believes its expanded business plan will enable it to create shareholder value and increase funds from operations.

About Power REIT

Power REIT owns PWVR, which was formed in 1967 to own a 112-mile stretch of railroad that is triple net leased to Norfolk Southern Corporation.  Power REIT is in the process of expanding its business plan to include new assets in renewable energy and transportation infrastructure.  There is no guarantee that Power REIT will be successful in the execution of its business plan.  Further information on the reincorporation merger and risk factors are disclosed on Power REIT’s registration statement filed on Form S-4/A with the Securities and Exchange Commission on November 30, 2011.

Management Team

The management team of Power REIT is led by David H. Lesser, as the company’s Chairman and CEO.  Mr. Lesser has over 25 years of investment and operational experience in real-estate and alternative energy, including substantial experience in creating shareholder value in public REITs.  Mr. Lesser has significant experience with public companies and with private investments, including principal and distressed investments in both operating and development properties.  Mr. Lesser holds an M.B.A. from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

In addition to Mr. Lesser, Power REIT’s business development efforts are led by Arun Mittal, CFA, the company’s VP of Business Development.  Mr. Mittal has over a decade of investment banking and buy-side investment experience in financial institutions and energy. Mr. Mittal is experienced in developing new businesses and investing in hard, cash-flowing assets.  Mr. Mittal holds a BS in electrical engineering from Stanford University and a MS in electrical engineering from Georgia Institute of Technology.

Forward Looking Statements

This press release may contain include forward-looking statements within the meaning of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of the Power REIT’s industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT’s actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by the Power REIT’s forward-looking statements, and such difference might be significant and materially adverse to Power REIT’s security holders.

All forward-looking statements reflect the Power REIT’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause Power REIT's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in Power REIT’s registration statement filed with the SEC on November 30, 2011, and other risks described in documents subsequently filed by Power REIT from time to time with the SEC.

Investor Relations

Please contact Arun Mittal for further information or for business opportunities:

Arun Mittal, CFA
VP Business Development
Power REIT
55 Edison Avenue
West Babylon, NY 11704
(T) 917-470-9093
(E) ir@pwreit.com
(W) http://www.pwreit.com/